Exhibit 99.1
Motorola Announces Departure of Stu Reed
SCHAUMBURG, Ill. — March 7, 2008 — Motorola, Inc. (NYSE: MOT) today announced that Stu Reed, formerly the president of Motorola’s Mobile Devices business, has decided to leave the Company, effective immediately.
Mr. Reed and his team launched a number of key initiatives important to the Mobile Devices business that the Company will continue to drive and expand upon.
Prior to Mr. Reed’s role as Mobile Devices president, he led the transformation of our supply chain organization, which encompasses the global operations associated with procurement, new product introduction, manufacturing and customer fulfillment. In addition, Mr. Reed also helped the Company generate significant cost savings by consolidating suppliers and implementing a comprehensive supply chain strategy.
“We appreciate Stu’s many contributions to Motorola and wish him the best in the future,” said Greg Brown, president and chief executive officer.
About Motorola
Motorola is known around the world for innovation in communications. The company develops technologies, products and services that make mobile experiences possible. Our portfolio includes communications infrastructure, enterprise mobility solutions, digital set-tops, cable modems, mobile devices and Bluetooth accessories. Motorola is committed to delivering next generation communication solutions to people, businesses and governments. A Fortune 100 company with global presence and impact, Motorola had sales of US $36.6 billion in 2007. For more information about our company, our people and our innovations, please visit http://www.motorola.com.
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Media Contact:
Jennifer Erickson
Motorola, Inc.
+1 847-435-5320
jennifer.erickson@motorola.com
Investor Contact:
Dean Lindroth
Motorola, Inc.
+1 847-576-6899
dean.lindroth@motorola.com